EXHIBIT 10.2

SERVICING AGREEMENT

This Servicing Agreement, dated as of December 15, 2023 (the “Agreement’), is made by and among Southern Traffic Services, Inc., a Florida corporation (the “Servicing Company”), Rekor Systems, Inc., a Delaware corporation (the “Issuer”), and Argent Institutional Trust Company (the “Trustee”).

Reference is made to that certain Indenture, the First Supplemental Indenture and the Second Supplemental Indenture (the Indenture as so supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), each dated as of the date hereof, providing for the issuance by the Issuer of prime revenue secured debentures, notes and other evidences of indebtedness from time to time (as amended, modified or supplemented from time to time, the “Indenture”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Indenture.

WHEREAS, all Revenues are to be deposited in the Revenue Account held by the Trustee under the Indenture for the benefit of the Secured Parties and the Issuer;

WHEREAS, Revenues under the Indenture are generated by Eligible Contracts and the Issuer wishes to make arrangements herein for the Servicing Company, as a wholly owned subsidiary of the Issuer, to ensure the uninterrupted deposit of Revenues and continuing performance of the Eligible Contracts;

WHEREAS, under the terms of this Agreement, during the occurrence and continuance of any default by the Issuer under the Indenture, Servicing Company shall be independently obligated (i) to ensure the performance of each Eligible Contract and (ii) take any and all steps necessary or convenient to continue Revenues from such Eligible Contracts to be deposited in the Revenue Account;

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Servicing Company hereby agrees that during the term of this Agreement it will take any and all actions directed by the Issuer or the Trustee to preserve and protect the rights of the Secured Parties with respect to the Eligible Contracts and not take any action that would permit any obligor under any Eligible Contract to pay revenues to any account other than the Revenue Account. Servicing Company may not resign from its duties and obligations under this Agreement without the consent of the Trustee and the Issuer, and no such resignation shall become effective until a successor acceptable to the Trustee and the Issuer has assumed its duties and obligations under this Agreement.

2. Servicing Company, as compensation for its activities hereunder, shall be entitled to receive $25,000 per month from funds on deposit in the Revenue Account (the “Servicing Fee”), which shall be payable by the Trustee on the 15th day of each month.

3. Servicing Company hereby further agrees, for the benefit of the Trustee and on behalf of the Holders, that upon the occurrence of and during the continuance of a default by the Issuer under the Indenture, Servicing Company shall use its best efforts to (i) maintain a registry of all Eligible Contracts, including original copies thereof, and confirm to the Issuer that any report made to the Trustee is consistent with such registry, (ii) ensure that all Revenues from such Eligible Contracts are deposited in the Revenue Account, (iii) ensure that all rights and remedies against the counterparties under the Eligible Contracts are preserved and enforced for the benefit of the Secured Parties under the Indenture and take no action to impair such rights, (iv) ensure that all Eligible Contracts are fully performed, administered and serviced with the same degree of care as it customarily employs in connection with any similar contracts, (v) ensure that any options to renew such Eligible Contracts are promptly exercised, (vi) maintain such Eligible Contracts to be free of any liens, encumbrances or other diversions, and (vii) cure any event of default in performance of any Eligible Contract promptly.

4. Servicing Company shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, including the fees and disbursements of independent certified public accountants, taxes on the Servicing Company, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement. Except as expressly stated herein, the Servicing Company shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

5. This Agreement shall terminate upon the date when all principal, interest and redemption premium, if any, on the Notes issued under the Indenture have been fully paid or provided for in accordance with the terms of the Indenture.

6. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effected unless the same shall be in writing and signed and delivered by each of the parties hereto and consented to by the parties hereto, and then any such waiver or consent shall be effected only in the specific instance and for the specific purpose for which given.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

9. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

 [ SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, each of the undersigned have signed this Agreement as of the date written above.

SOUTHERN TRAFFIC SERVICES, INC., a Florida corporation

By:	/s/ Eyal Hen
Name:	Eyal Hen
Title:	Chief Financial Officer

REKOR SYSTEMS, INC., a Delaware corporation

By:	/s/ Eyal Hen
Name:	Eyal Hen
Title:	Chief Financial Officer

ARGENT INSTITUTIONAL TRUST COMPANY, as Trustee

By:	/s/ Paul Vaden
Name:	Paul Vaden
Title:	Vice President

[Signature Page to Servicing Agreement]

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